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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

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
                                                     Three
                                                     Months
                                                     Ended              Year Ended September 30,
                                                  December 31,  ------------------------------------------
                                                      2003        2003        2002      2001       2000
                                                  -----------   --------   --------   --------   --------
EARNINGS:
Earnings before income taxes                       $ 29,346     $100,599   $ 73,665   $ 79,568   $ 82,882
Interest expense                                      4,547       17,412     16,365     18,724     18,135
Amortization of debt discount and expense                57          244        287        264        218
Estimated interest component of rental expense          341        1,434      1,563      1,541      1,318
                                                   --------     --------   --------   --------   --------
                                                   $ 34,291     $119,689   $ 91,880   $100,097   $102,553
                                                   ========     ========   ========   ========   ========

FIXED CHARGES:
Interest expense                                   $  4,547     $ 17,412   $ 16,365   $ 18,724   $ 18,135
Amortization of debt discount and expense                57          244        287        264        218
Allowance for funds used during
       construction (capitalized interest)                5            7         19         12         17
Estimated interest component of rental expense          341        1,434      1,563      1,541      1,318
                                                   --------     --------   --------   --------   --------
                                                   $  4,950     $ 19,097   $ 18,234   $ 20,541   $ 19,688
                                                   ========     ========   ========   ========   ========

Ratio of earnings to fixed charges                     6.93         6.27       5.04       4.87       5.21
                                                   ========     ========   ========   ========   ========
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